Dwight Darby & Company
                          Certified Public Accountants





                                 March 25, 1997



   Securities and Exchange Commission
   450 5th Street, N.W.
   Washington, D.C.  20549

   Gentlemen:

        We have read the statements by Vision Health Care, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 8 of Form 10-KSB, as part of the Company's Form 10-KSB report for the year ended December 31, 1996. We agree with the statements concerning our Firm in such Form 10-KSB.

                                 Very truly yours,

                                   /s/ Dwight Darby & Company

                                 DWIGHT DARBY & COMPANY
                                 Certified Public Accountants